EXHIBIT 20(a)
                        Form of Monthly Servicer Certificate
                  Citibank Omni-S Master Trust
                           Series 2000-4 (Post-Defeasance)

 Distribution Date: December 15, 2005
 Related Due Period December 6, 2005 to December 15, 2005
 Related Interest Period November 15, 2005 to December 14, 2005

 Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders.
 The information for the Due Period and the Distribution Date listed above is set forth below:
 1.  Payments to Series 2000-4 Investors with respect to this Distribution Date
                  Total              Interest              Principal
     Class A           $707,320.92        $707,320.92                  $0.00

 2.  Information Concerning Principal Payments
                     Amount Deposited        Total Distributions
                                    this Due Period    through this Due Period
         SERIES 2000-4 BY CLASS
           (a)   Class A                            $0.00                     $0.00

 3.  Information Concerning Class A Interest Funding Account
           (a)   Amount on deposit in the Class A Interest Funding
     Account at the close of business on the immediately
     preceding Distribution Date                          $7,095,261.00
           (b)   Amount of interest and earnings withdrawn from
   the Class A Principal Funding Account and credited
    to the Class A Interest Funding Account pursuant to
    Section 3(b), if any, since the close of business on
   the immediately preceding Distribution Date            $184,361.66
           (c)   Amount of interest and investment income credited to
   the Class A Interest Funding Account, as described
   in Section 4(b), if any, since the close of business
   on the immediately preceding Distribution Date           $6,423.00

           (d)   Amount of Certificate Interest with respect to
    Class A, if any, withdrawn from the Class A
    Interest Funding Account pursuant to the first
   sentence of Section 6(b), with respect to the
   current Distribution Date                       $707,320.92
           (e)   Amount withdrawn from the Class A Interest
   Funding Account pursuant to the last sentence
    of Section 6(b), if any, and applied under Section
   6(c) with respect to the current Distribution Date           $0.00
           (f)   Amount on deposit in the Class A Interest Funding
     Account at the close of business on the current
     Distribution Date after taking into account all
     withdrawals and distributions on or prior to such
   Distribution Date                               $6,578,724.74

4.  Information Concerning Class A Principal Funding Account
          (a)   Amount on deposit in the Class A Principal
   Funding Account at the close of business on
     the immediately preceding Distribution Date         $194,230,000.00
           (b)  Amount withdrawn from the Class A Principal
    Funding Account and distributed pursuant to
    Section 6(c), if any, with respect to the
     current Distribution Date                          $0.00
           (c)  Amount on deposit in the Class A Principal Funding
    Account at the close of business on the current
    Distribution Date after taking into account all
    withdrawals and distributions on or prior to such
  Distribution Date         $194,230,000.00

                                      CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
          as Servicer
                                      By:/s/Teri Bruno